                                                                      Exhibit 11

                       ESTERLINE TECHNOLOGIES CORPORATION
                    (In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Basic

                                           2005      2004      2003      2002       2001
                                         -------   -------   -------   --------   -------
Income From Continuing Operations        $51,034   $29,375   $28,147   $ 28,477   $46,246
Income (Loss) From
   Discontinued Operations,
   Net of Tax                              6,992    10,208    (5,312)   (25,264)   (9,294)
                                         -------   -------   -------   --------   -------
Earnings Before Cumulative
   Effect of a Change in
   Accounting Principle                   58,026    39,583    22,835      3,213    36,952
Cumulative Effect of a Change
   in Accounting Principle,
   Net of Tax                                 --        --        --     (7,574)     (403)
                                         -------   -------   -------   --------   -------
Net Earnings (Loss)                      $58,026   $39,583   $22,835   $ (4,361)  $36,549
                                         =======   =======   =======   ========   =======
Weighted Average Number of Shares
   Outstanding - Basic                    24,927    21,195    20,900     20,751    19,641
                                         =======   =======   =======   ========   =======
Earnings (Loss) Per Share - Basic:
   Continuing operations                 $  2.05   $  1.39   $  1.35   $   1.37   $  2.35
   Discontinued operations                   .28       .48      (.26)     (1.22)     (.47)
                                         -------   -------   -------   --------   -------
   Earnings per share before
      cumulative effect of a change in
      accounting principle                  2.33      1.87      1.09        .15      1.88
      Cumulative effect of a change in
      accounting principle                    --        --        --       (.36)     (.02)
                                         -------   -------   -------   --------   -------
Earnings (Loss) Per Share - Basic        $  2.33   $  1.87   $  1.09   $   (.21)  $  1.86
                                         =======   =======   =======   ========   =======

                       ESTERLINE TECHNOLOGIES CORPORATION
                    (In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Diluted

                                           2005      2004      2003      2002       2001
                                         -------   -------   -------   --------   -------
Income From Continuing Operations        $51,034   $29,375   $28,147   $ 28,477   $46,246
Income (Loss) From
   Discontinued Operations,
   Net of Tax                              6,992    10,208    (5,312)   (25,264)   (9,294)
                                         -------   -------   -------   --------   -------
Earnings Before Cumulative
   Effect of a Change in Accounting
   Principle                              58,026    39,583    22,835      3,213    36,952
Cumulative Effect of a Change in
   Accounting Principle, Net of Tax           --        --        --     (7,574)     (403)
                                         -------   -------   -------   --------   -------
Net Earnings (Loss)                      $58,026   $39,583   $22,835   $ (4,361)  $36,549
                                         =======   =======   =======   ========   =======
Weighted Average Number of Shares
   Outstanding                            24,927    21,195    20,900     20,751    19,641
Net Shares Assumed to be Issued for
   Stock Options                             375       344       205        270       373
                                         -------   -------   -------   --------   -------
Weighted Average Number of Shares and
   Equivalent Shares Outstanding -
   Diluted                                25,302    21,539    21,105     21,021    20,014
                                         =======   =======   =======   ========   =======
Earnings (Loss) Per
   Share - Diluted:
   Continuing operations                 $  2.02   $  1.37   $  1.33   $   1.35   $  2.31
   Discontinued operations                   .27       .47      (.25)     (1.20)     (.46)
                                         -------   -------   -------   --------   -------
   Earnings per share before
      cumulative effect of a change in
      accounting principle                  2.29      1.84      1.08        .15      1.85
   Cumulative effect of a change in
      accounting principle                    --        --        --       (.36)     (.02)
                                         -------   -------   -------   --------   -------

                                           2005      2004      2003      2002       2001
                                         -------   -------   -------   --------   -------
Earnings (Loss) Per Share - Diluted      $  2.29   $  1.84   $  1.08   $   (.21)  $  1.83
                                         =======   =======   =======   ========   =======
Earnings (Loss) Per Share - Basic        $  2.33   $  1.87   $  1.09   $   (.21)  $  1.86
                                         =======   =======   =======   ========   =======
Dilutive Effect Per Share                $   .04   $   .03   $   .01   $     --   $   .03
                                         =======   =======   =======   ========   =======